UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Cigna Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

April 5, 2022

Dear Shareholder:

We have previously sent to you proxy materials for the Cigna Corporation Annual Meeting of Shareholders to be held on April 27, 2022.  To date, we have not received your proxy.  Your Board of Directors unanimously recommends that you vote FOR all of the nominees for director in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposals 4, 5 and 6.

Your vote is important, no matter how many or how few shares you may own.  To ensure that your shares are represented at the meeting, please vote today by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.  If you have received this letter by email, you may also vote by simply clicking on the “VOTE NOW” button in the email.

Very truly yours,

/s/ Julia Brncic
Julia Brncic
Corporate Secretary

REMEMBER:
You can vote your shares online or by telephone.
Please use the control number found on the enclosed proxy card and visit www.proxyvote.com to submit your instructions online; or
if you received this letter by email, you may simply
click the “VOTE NOW” button in the email.

If you have any questions or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1- 877-750-8166